SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 6, 2002

(Date of Earliest Event Reported)

Dakota Growers Pasta Company, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	333-81946	45-0423511
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of Incorporation)

One Pasta Avenue

Carrington, North Dakota 58421

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (701) 652-2855

Item 5.  Other Events.

A.            On November 6, 2002, the holders of Dakota Growers Pasta Company, Inc. (the “Company”) Series D Delivery Preferred Stock (the “Series D Preferred”) received an Offer to Purchase (the “Offer”) up to an aggregate of 3,000,000 shares of the Series D Preferred from Prairie Pasta Producers Cooperative Ltd. (the “Offeror”), a Canadian cooperative.  The Offer contains the Canadian cooperative’s offer to purchase shares of the Series D Preferred at a price of $.20 per share, subject to a number of conditions and contingencies.  The Offeror is not offering to purchase any other class or series of stock issued by Dakota Growers Pasta Company, Inc.  The Series D Preferred carries, as part of its terms, the privilege to deliver one bushel of durum wheat each year to Dakota Growers Pasta Company, Inc. at a price and upon other terms and conditions established by Dakota Growers Pasta Company, Inc.  The purpose of the Offer is to allow the Offeror to obtain the right to sell and deliver up to 3,000,000 bushels of milling quality durum wheat annually in accordance with the rights of the shares.  A copy of the Offer is attached as exhibit 20.1.

                The Board of Directors of Dakota Growers Pasta Company, Inc. has adopted a resolution to recommend to holders of the Series D Preferred that they accept Prairie Pasta’s offer.  In considering the Offer for the Series D Preferred, the Board of Directors considered a number of factors, including the limited liquidity currently available with respect to the Series D Preferred, the contingencies contained in the Offer, the financial condition of the Offeror and the long-term strategic opportunities available to Dakota Growers Pasta Company, Inc.  The Board’s recommendation and the rights and privileges associated with ownership of the Series Preferred were discussed in a letter to Shareholders dated November 6, 2002, which is included as part of Exhibit 20.1.

                Due to the fact that Dakota Growers Pasta Company, Inc. currently does not have any of its securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), neither Dakota Growers Pasta Company, Inc. nor the Offeror believe that the Offer is subject to those provisions of the Securities Exchange Act which regulate tender offers.  Dakota Growers Pasta Company, Inc., a North Dakota corporation, is the successor by merger of Dakota Growers Pasta Company, a North Dakota cooperative (the “Cooperative”).  The North Dakota cooperative had previously registered securities for offer and sale pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  As a result of those previous registrations under the Securities Act, under Sections 15(d) and 13 of the Exchange Act, the Cooperative was obligated to file quarterly reports on Form 10-Q, annual reports on Form 10-K and supplemental reports on Form 8-K.  However, the Cooperative was not required to and did not register any of its securities under Section 12(g) of the Exchange Act.  The Cooperative was exempt from any obligation to register its securities under the Exchange

Act due to the provisions of Section 12(g)(2)(E), which exempts from Exchange Act registration any security of an issuer, such as the Cooperative, which is a “cooperative association” as defined in the Agricultural Marketing Act of 1929.  As a result, those provisions of the Exchange Act which are applicable only to securities registered under Section 12 of that act did not apply to shares issued by the Cooperative.

                On July 1, 2002, upon completion of the series of mergers which resulted in the conversion of the North Dakota cooperative into Dakota Growers Pasta Company, Inc., a North Dakota corporation, the exemption found in Section 12(g)(2)(E) of the Exchange Act became unavailable to Dakota Growers Pasta Company, Inc., due to it status as a corporation.   Section 12(g) of the Exchange Act requires that issuers that meet the applicable criteria file a registration statement within 120 days after the end of the first fiscal year in which the registration criteria are met.  The North Dakota corporation’s initial fiscal year ended on July 31, 2002.  As a result, Dakota Growers Pasta Company, Inc. is required to and will file a registration statement under the Exchange Act no later than November 28, 2002.  After that registration, those provisions, including the tender offer sections, which are applicable only to securities registered under Section 12 will apply to the North Dakota corporation’s securities.

B.            Separate from and unrelated to the Offer described above, the Company communicated with all of its shareholders regarding certain procedural shareholder matters arising from the conversion from a cooperative to a corporation.  In the same letter, sent on November 6, 2002, but dated October 31, 2002, the Company summarized for its shareholders certain information previously disclosed in the Company’s report on Form 10-K.  (The Company’s Form 10-K was filed with the Securities and Exchange Commission on October 28, 2002.)  A copy of the letter to the shareholders is attached as exhibit 20.2.

Item 7. Financial Statements and Exhibits.

(c)                                  Exhibits.

20.1                           Prairie Pasta Producers Cooperative Ltd. Offer to Purchase.

20.2                           Dakota Growers Pasta Company, Inc. letter to shareholders dated October 31, 2002 and mailed on November 6, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA GROWERS PASTA CO.

By	/s/ Timothy J. Dodd
Timothy J. Dodd, President and Chief
Executive Officer

November 14, 2002